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                                                                       Exhibit 5

November 28, 2005

Bayou City Exploration, Inc.
10777 Westheimer Road
Suite 170
Houston, TX 77042

Ladies and Gentlemen:

     We have acted as legal counsel to Bayou City Exploration, Inc. a Nevada corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 7,000,000 shares of Common Stock, $.005 per share (the "Common Stock") to be issued pursuant to the Company from time to time pursuant to the Company's 2005 Stock Option and Incentive Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of the Regulation S-B under the Act

     We have examined and are familiar with the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company, and the various corporate records and proceedings relating to the Company and the proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

     Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Greenebaum Doll & McDonald PLLC
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                                        GREENEBAUM DOLL & MCDONALD PLLC